Exhibit 99.1

For Immediate Release

MEETME ACHIEVES RECORD-HIGH MOBILE DAU AND MAU IN NOVEMBER

NEW HOPE, Pa., December 3, 2015 — MeetMe, Inc. (NASDAQ: MEET), a public market leader for social discovery, has set a new mobile monthly active user (MAU) record of 4,039,950 in November. This is the first time mobile MAU has exceeded four million in the company’s history, and represents a 27% increase in MAU year-over-year. The company also announced that during the month of November, average mobile daily active users (DAU) surpassed 1.1 million for the first time.

”We are thrilled to announce our new mobile MAU and average DAU records for November,” said Geoff Cook, CEO of MeetMe. “One of our stated goals is to continue to drive user engagement and the team has worked hard to execute on an ambitious product pipeline. We look forward to continuing to make MeetMe the best place to meet new people.”

About MeetMe, Inc.

MeetMe® is the leading social network for meeting new people in the US and the public market leader for social discovery (NASDAQ: MEET). MeetMe makes it easy to discover new people to chat with on mobile devices. With approximately 80 percent of traffic coming from mobile and more than one million total daily active users, MeetMe is fast becoming the social gathering place for the mobile generation. MeetMe is a leader in mobile monetization with a diverse revenue model comprising advertising, native advertising, virtual currency, and subscription. MeetMe apps are available on iPhone, iPad, Android, and Windows Phone in multiple languages, including English, Spanish, Portuguese, French, Italian, German, Chinese (Traditional and Simplified), Russian, Japanese, Dutch, Turkish and Korean. For more information, please visit meetmecorp.com.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including future levels of MAU and DAU, whether we will continue to drive user engagement, whether we will execute on our product pipeline, and whether we will continue to make MeetMe the best place to meet new people. All statements other than statements of historical facts contained herein are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “project,” “is likely,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the risk that our applications will not function easily or otherwise as anticipated, the risk that we will not launch additional features and upgrades as anticipated, the risk that unanticipated events affect the functionality of our applications with popular mobile operating systems, any changes in such operating systems that degrade our mobile applications’ functionality and other unexpected issues which could adversely affect usage on mobile devices. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (“SEC”), including the Form 10-K for the year ended December 31, 2014 and the Current Report on Form 8-K filed with the SEC on June 3, 2015. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Press contact:
Fresh PR
Jeannine Jacobi, 323-903-7063
jeannine@freshpr.net
or
Investor contact:
MKR Group Inc.
Todd Kehrli, 323-468-2300
meet@mkr-group.com

Source: MeetMe, Inc.